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EXHIBIT 23(A)(6)

                        DAVIS NEW YORK VENTURE FUND, INC.
                             ARTICLES SUPPLEMENTARY
                                       TO
                       ARTICLES OF INCORPORATION PURSUANT
                  TO SECTIONS 2-208 AND 2-208.1 OF THE MARYLAND
                             GENERAL CORPORATION LAW

Davis New York Venture Fund, Inc., a Maryland corporation, having its principal office in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:


         FIRST Prior to the, designation and reclassification of stock, the corporation had a total of 3,000,000,000 shares, $.05 par value per share, which shares were classified according to the following table. The aggregate par value of all of the common stock is $150,000,000.00, all of which is classified.


--------------------------------------------- ----------------------------------
CLASS OF SHARES                               AUTHORIZED NUMBER OF SHARES
--------------------------------------------- ----------------------------------
Davis New York Venture Fund Class A shares     1,000,000,000
--------------------------------------------- ----------------------------------
Davis New York Venture Fund Class B shares       500,000,000
--------------------------------------------- ----------------------------------
Davis New York Venture Fund Class C shares       250,000,000
--------------------------------------------- ----------------------------------
Davis New York Venture Fund Class Y shares       250,000,000
--------------------------------------------- ----------------------------------

--------------------------------------------- ----------------------------------
Davis Research Fund Class A shares               250,000,000
--------------------------------------------- ----------------------------------
Davis Research Fund Class B shares               125,000,000
--------------------------------------------- ----------------------------------
Davis Research Fund Class C shares                62,500,000
--------------------------------------------- ----------------------------------
Davis Research Fund Class Y shares                62,500,000
--------------------------------------------- ----------------------------------

--------------------------------------------- ----------------------------------
Davis Strategic Value Fund Class A shares        250,000,000
--------------------------------------------- ----------------------------------
Davis Strategic Value Fund Class B shares        125,000,000
--------------------------------------------- ----------------------------------
Davis Strategic Value Fund Class C shares         62,500,000
--------------------------------------------- ----------------------------------
Davis Strategic Value Fund Class Y shares         62,500,000
--------------------------------------------- ----------------------------------

--------------------------------------------- ----------------------------------
Total Classified shares                        3,000,000,000
--------------------------------------------- ----------------------------------


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         SECOND: The Articles of Incorporation are hereby supplemented by (i)
         redesignating as unclassified common stock: (A) all 250,000,000 shares classified as Davis Strategic Value Fund Class A Common Stock, (B) all 125,000,000 shares classified as Davis Strategic Value Fund Class B Common Stock, (C) all 62,500,000 shares classified as Davis Strategic Value Fund Class C Common Stock and (D) all 62,500,000 shares of classified as Davis Strategic Fund Class Y Common Stock. (a total of 500,000,000 unclassified common shares); (ii) designating out of the newly unclassified common stock 125,000,000 shares of a new Class of common stock to be known as Davis New York Venture Fund Class R Common Stock

         THIRD: The Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock, and Class R Common Stock of each Fund shall represent an investment in the same pool of assets with respect to each such Fund and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption except as set forth in the Articles of Incorporation of the Corporation and as set forth below:

                  (i) Expenses related to the distribution of each class of stock and such other expenses as may be permitted by rule or order of the Securities and Exchange Commission and as the Board of Directors shall deem appropriate shall be borne solely by each class, and the bearing of such expenses shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the stock of such Class;

                  (ii) The Class A Common Stock may be subject to a front-end load and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock and, in addition, Class A Common Stock may also be subject to a contingent deferred sales charge, as determined by the Board of Directors from time to time prior to issuance of such stock;

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                  (iii)    The Class B Common Stock may be sold without a
                           front-end sales load and may be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock and shall be converted to Class A Common Stock at the end of eight (8) years after purchase or such earlier period as determined by the Board of Directors including giving effect to reciprocal exchange privileges;

                  (iv) The Class C Common Stock may be sold without a front-end sales load and may be subject to a contingent deferred sales charge and to a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock;

                  (v) The Class Y Common Stock may be sold without a front-end sales load or contingent deferred sales charge and without a Rule 12b-1 distribution fee;

                  (vi) The Class R Common Stock may be sold without a front-end sales load and may be subject to a contingent deferred sales charge and to a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock;

                  (vii) Each class shall vote separately on matters pertaining only to that class, as the Board of Directors shall from time to time determine; and

                  (viii) Nothing herein shall prohibit the imposition of a redemption fee or exchange fee upon any Class as may be determined by the Board of Directors from time to time.


         FOURTH Immediately following the the, designation and reclassification of stock, the corporation had a total of 3,000,000,000 shares, $.05 par value per share, which shares shall be classified according to the following table. The aggregate par value of all of the common stock is $150,000,000.00, of which $xx is classified and $xx is unclassified.


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--------------------------------------------- ----------------------------------
CLASS OF SHARES                               AUTHORIZED NUMBER OF SHARES
--------------------------------------------- ----------------------------------
Davis New York Venture Fund Class A shares     1,000,000,000
--------------------------------------------- ----------------------------------
Davis New York Venture Fund Class B shares       500,000,000
--------------------------------------------- ----------------------------------
Davis New York Venture Fund Class C shares       250,000,000
--------------------------------------------- ----------------------------------
Davis New York Venture Fund Class Y shares       250,000,000
--------------------------------------------- ----------------------------------
Davis New York Venture Fund Class R shares       125,000,000
--------------------------------------------- ----------------------------------

--------------------------------------------- ----------------------------------
Davis Research Fund Class A shares               250,000,000
--------------------------------------------- ----------------------------------
Davis Research Fund Class B shares               125,000,000
--------------------------------------------- ----------------------------------
Davis Research Fund Class C shares                62,500,000
--------------------------------------------- ----------------------------------
Davis Research Fund Class Y shares                62,500,000
--------------------------------------------- ----------------------------------

--------------------------------------------- ----------------------------------
Total Classified shares                        2,625,000,000
--------------------------------------------- ----------------------------------

--------------------------------------------- ----------------------------------
Total Unclassified shares                        375,000,000
--------------------------------------------- ----------------------------------

--------------------------------------------- ----------------------------------
Total Authorized Shares                        3,000,000,000
--------------------------------------------- ----------------------------------

--------------------------------------------- ----------------------------------

         FIFTH: The stock of the Corporation has been designated and classified by the Board of Directors of the Corporation in accordance with and pursuant to Article FIFTH, Section (b) of the Articles of Incorporation of the Corporation.

         SIXTH: The Corporation is registered as an open-end investment company with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940.

         SEVENTH: The Board of Directors duly adopted a resolution, in accordance with Section 2-105(c) of the Maryland General Corporation Law, decreasing or increasing the number of shares of stock of certain classes that the corporation has authority to issue, as reflected in these Articles Supplementary.

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                  IN WITNESS WHEREOF, Davis New York Venture Fund, Inc. has
         caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on June 18, 2002.

                                      DAVIS NEW YORK VENTURE FUND, INC.


                                      By:  /s/________________________________
                                               Sharra Reed, Vice President


         ATTEST:


         /s/______________________________
               Thomas Tays, Secretary

THE UNDERSIGNED, the Vice President of DAVIS NEW YORK VENTURE FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his or her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

DATED:  June 11, 2003

                                               /s/_____________________________
                                                    Sharra Reed, Vice President














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